EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2000 relating to the financial statements and financial statement schedule, which appears in Tosco Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Phoenix, Arizona
September 25, 2000